                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


Contact:          Mexican Restaurants, Inc.
                  Andrew J. Dennard
                  (713) 943-7574

                            MEXICAN RESTAURANTS, INC.
        WYNDCREST HOLDINGS INCREASES OFFER AND EXTENDS CONSIDERATION DATE
                                  (NASDAQ:CASA)

Houston, Texas (August 16, 2001) Mexican Restaurants, Inc. announced that it received a revised offer from Wyndcrest Holdings, LLC ("Wyndcrest"). The revised offer is $5.00 per outstanding share to be payable by five-year income notes of Wyndcrest bearing interest at 10.0% per annum. The offer was originally $4.50 per outstanding share to be payable by ten-year income notes. Wyndcrest has extended the date of consideration from August 15 to August 22, 2001. The Company's financial advisor, First Tennessee Securities Corporation, and its Board are evaluating the offer along with several other expressions of interest by other parties.

Mexican Restaurants, Inc. operates and franchises 88 Mexican restaurants. The current system includes 53 Company-operated restaurants and 35 franchisee-operated restaurants.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: accelerating growth strategy; dependence on executive officers; geographic concentration; increasing susceptibility to adverse conditions in the region; changes in consumer tastes and eating habits; national, regional or local economic and real estate conditions; demographic trends; inclement weather; traffic patterns; the type, number and location of competing restaurants; inflation; increased food, labor and benefit costs; the availability of experienced management and hourly employees; seasonality and the timing of new restaurant openings; changes in governmental regulations; dram shop exposure; and other factors not yet experienced by the Company. The use of words such as "believes", "anticipates", "expects", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Readers are urged to carefully review and consider the various disclosures made by the Company in this release and in the Company's most recent Annual Report and Form 10-K that attempt to advise interested parties of the risks and factors that may affect the Company's business.